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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                  May 31, 1996
                Date of Report (Date of earliest event reported)





                      INTELLIQUEST INFORMATION GROUP, INC.
             (Exact name of registrant as specified in its charter)


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

           DELAWARE                        0-27680                 74-2775377
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
        incorporation)                                        Identification No.)
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                     1250 Capital of Texas Highway South
                           Building Two, Plaza One
                              Austin, TX 78746
         (Address of principal executive offices, including zip code)

                                (512) 329-0808
            (Registrant's telephone number, including area code)




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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          On May 30, 1996, IntelliQuest Information Group, Inc., a Delaware corporation (the "Registrant" or "IntelliQuest") entered into a definitive agreement to acquire Pipeline Communications, Inc., a Georgia corporation ("Pipeline"), by means of a merger (the "Merger") of IntelliQuest Delaware, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant ("Sub"), with and into Pipeline pursuant to an Agreement and Plan of Reorganization, dated as of May 30, 1996 (the "Reorganization Agreement"), by and among the Registrant, Sub and Pipeline. The Merger was effected on May 31, 1996 (the "Effective Time"). As a result of the Merger, Pipeline became a wholly-owned subsidiary of the Registrant. Pursuant to the Reorganization Agreement, upon the Effective Time of the Merger, each of the shares of Common Stock and Series B Preferred Stock of Pipeline (collectively, the "Pipeline Capital Stock") issued and outstanding immediately before the Effective Time was automatically converted into the right to receive a fraction of a share (the "Applicable Fraction") of the Registrant's Common Stock ("IntelliQuest Common Stock") equal to (a) 562,500 divided by (b) the sum of (i) the total number of shares of Pipeline Capital Stock issued and outstanding at the Effective Time and (ii) the total number of shares of Pipeline Common Stock issuable upon the exercise of all options and warrants to purchase Pipeline Common Stock issued and outstanding at the Effective Time. Such fraction is equal to approximately 0.4318. No fractional share of IntelliQuest Common Stock will be issued pursuant to the Merger. Instead, each Pipeline shareholder who would otherwise be entitled to receive a fraction of a share of IntelliQuest Common Stock in the Merger (after aggregating all shares of IntelliQuest Common Stock to be received by such shareholder) will receive from IntelliQuest, promptly after the Effective Time, a cash payment equal to the fractional share multiplied by $32.00. In addition, all options and warrants to purchase Pipeline Common Stock then outstanding (each a "Pipeline Option") under Pipeline's 1994 Incentive Stock Option Plan were assumed by IntelliQuest. Each Pipeline Option so assumed (an "Assumed Option") will continue to have, and be subject to, the same terms and conditions as the corresponding Pipeline Option set forth in the respective option agreement applicable to such Pipeline Option immediately prior to the Effective Time except that: (i) it will be exercisable for that number of whole shares of IntelliQuest Common Stock determined by multiplying the number of shares of Pipeline Common Stock subject to the Pipeline Option by the Applicable Fraction and rounding down to the nearest whole number (with no cash being payable for any fraction of a share that is lost due to rounding); and (ii) the per-share exercise price for the shares of IntelliQuest Common Stock issuable upon exercise of an Assumed Option will be determined by dividing the exercise price of the Pipeline Option by the Applicable Fraction and rounding the resulting exercise price up to the nearest whole cent.

          In connection with the Merger, 56,250 shares (collectively, the "Escrow Amount") out of the aggregate merger consideration of 562,500 shares of IntelliQuest Common Stock were placed into escrow, to be held as security for any losses incurred by IntelliQuest in the event of certain breaches by Pipeline of covenants, representations and warranties contained in the Reorganization Agreement. The Escrow Amount was contributed on behalf of each holder of Pipeline Capital Stock in proportion to the aggregate consideration otherwise received by such holder by virtue of the Merger.

          The acquisition of Pipeline is intended to be a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and is intended to qualify as a "pooling of interests" for financial accounting purposes.




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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. As of the date of filing this Current Report on Form 8-K, it is impracticable for the Registrant to provide financial statements required by this Item 7(a). In accordance with
Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after June 14, 1996.

     (b) PRO FORMA FINANCIAL INFORMATION. As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after June 14, 1996.

     (c) EXHIBITS. The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.



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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 1996                   INTELLIQUEST INFORMATION GROUP, INC.



                                       By: /s/ James Schellhase
                                           -----------------------------------
                                           James Schellhase
                                           Chief Operating Officer and
                                           Chief Financial Officer




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                              INDEX TO EXHIBITS

                                                                   SEQUENTIALLY
EXHIBIT                                                              NUMBERED
NUMBER                       DESCRIPTION                               PAGE
- -------                      -----------                           ------------
2.1       Agreement and Plan of Reorganization, dated May 30,
          1996, by and among IntelliQuest Information Group,
          Inc., a Delaware corporation, Pipeline
          Communications, Inc., a Georgia corporation, and IntelliQuest Delaware, Inc., a Delaware corporation.





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